MERRIMAN CURHAN FORD APPOINTS JEFF SOINSKI TO BOARD OF DIRECTORS

Former Utah “CEO of the Year” Brings Strong Background in Health Care

SAN FRANCISCO - September 3, 2008 -- Merriman Curhan Ford Group, Inc. (NASDAQ: MERR) today announced that it has appointed Jeff Soinski to the board of directors, effective today. Soinski brings significant executive and advisory experience, having served as CEO and board member for a number of public and private health care and marketing companies. He is currently a special venture partner with Galen Partners, a leading private equity fund.

“Jeff’s senior executive and corporate governance expertise and extensive history leading and working with emerging-growth companies will be tremendous assets to the firm and our clients,” said Jon Merriman, chief executive officer of Merriman Curhan Ford. “As a seasoned turnaround specialist, he brings hands on, public company experience to the board as we navigate the current environment. Additionally, his deep contacts in the health care industry will help our top-notch investment banking team to aggressively expand our health care practice. I’m very pleased to welcome him to the firm.”

Soinski commented, "I am honored to join Merriman Curhan Ford as an independent board member. I look forward to being actively engaged in helping the firm continue its rapid growth and to support its position as the financial services firm of choice for fast-growing companies.”

In 2008, Soinski was named “Utah CEO of the Year” for small public companies by Utah Business magazine. Soinski is currently a special venture partner with Galen Partners, a leading private equity firm focused solely on the health care industry. Prior to joining Galen Partners, Soinski was president and CEO of Specialized Health Products International, Inc., a publicly traded manufacturer of proprietary safety medical products. The firm was acquired by C. R. Bard, Inc. in June 2008. Prior to Specialized Health Products, he was president and CEO of ViroTex Corporation, a venture-backed pharmaceutical company he sold to Atrix Laboratories, Inc. In 1983, Soinski began his career in consumer products marketing and advertising, eventually becoming CEO of the advertising agency Mad Dogs & Englishmen.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ:MERR) is a financial services firm focused on fast-growing companies and the institutions who invest in them. The company offers high-quality investment banking, equity research, institutional services, primary market research, corporate & executive services, asset management and venture services, and specializes in four growth industry sectors: CleanTech, Consumer/Internet/Media, Health Care and Tech/Telecom. For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-Q filed on August 11, 2008. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on August 11, 2008, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on "Investor Relations."

For More Information Contact:
Michael Mandelbaum
Mandelbaum Partners
310-785-0810
michael@mandelbaumpartners.com